FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE

                                 (414) 297-5644


                                October 20, 1995


   WICOR, Inc.
   626 East Wisconsin Avenue
   Milwaukee, Wisconsin  53202

   Gentlemen:

             We have acted as counsel for WICOR, Inc., a Wisconsin corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,100,000 shares of Common Stock, $1.00 par value, of the Company (the "Common Stock") and the associated rights to purchase shares of Common Stock accompanying such shares of Common Stock (the "Rights"), together with up to 165,000 additional shares of Common Stock and Rights being registered to cover the over-allotment option to be granted by the Company to the underwriters. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of August 29, 1989, by and between the Company and Chemical Bank (f/k/a Manufacturers Hanover Trust Company) (the "Rights Agreement").

             In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Incorporation and By-Laws of the Company, as amended to date; (d) the Rights Agreement; (e) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (f) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Common Stock covered by the Registration Statement, when the price thereof has been determined by action of the Special Committee of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section may be interpreted by a court of law.

             3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                 Very truly yours,



                                 FOLEY & LARDNER